                                                                     EXHIBIT III

                              ASSIGNMENT AGREEMENT


     This Assignment Agreement, dated as of June 23, 1998, is made between and among Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively "Sellers," and each individually a "Seller") and High Ridge Capital Partners Limited Partnership, a Delaware limited partnership (the "Fund").

     WHEREAS, pursuant to the terms of that certain Stock Option Purchase Agreement dated as of November 20, 1997, among the Sellers, the Fund and The Seibels Bruce Group, Inc., a South Carolina corporation (the "Company") (the "Stock Option Purchase Agreement"), the Sellers agreed to sell and assign, and the Fund agreed to purchase, options ("Options") to purchase an aggregate of 703,124 shares of the common stock, par value $1.00 per share ("Common Stock"), of the Company, and the Company has consented to such sale and assignment in accordance with the terms of the Stock Option Purchase Agreement;

     WHEREAS, all of the conditions set forth in the Stock Option Purchase Agreement to the obligations of each party to consummate the transactions have been satisfied.

     NOW, THEREFORE, subject to the terms and conditions hereof and in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers jointly and severally on one hand and the Fund on the other hereto agree as follows:

     1.  Sale and Assignment.  Consistent with the terms of the Stock Option
         -------------------
Purchase Agreement among the Sellers, the Fund and the Company, each of the Sellers hereby sells, transfers and assigns to the Fund, Options for the purchase of the number of shares of the Common Stock set forth next to the name of such Seller below, together with all rights and interest attendant to such Options, and each of the Sellers acknowledges receipt of cash in the amount of $1 (One Dollar) from the Fund:



                                   Number of Shares   Number of Shares
Name                                 1998 Options       2000 Options
----                                 ------------       ------------

Charles H. Powers                      281,250             281,250
Walker S. Powers                        56,250              56,250
Rex Huggins and Jane Huggins            14,062              14,062
                                       -------             -------
                                       351,562             351,562

     2.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


     IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above-written.

                                 THE SELLERS:

                                         /s/ Charles H. Powers
                                         __________________________
                                         Charles H. Powers

                                         /s/ Walker S. Powers
                                         __________________________
                                         Walker S. Powers

                                         /s/ Rex Huggins
                                         __________________________
                                         Rex Huggins

                                         /s/ Jane Huggins
                                         __________________________
                                         Jane Huggins

                                 THE FUND:

                                         HIGH RIDGE CAPITAL PARTNERS
                                         LIMITED PARTNERSHIP

                                         By:    HRC General Partner Limited
                                                Partnership
                                         Its:   General Partner

                                         By:    High Ridge Capital LLC
                                         Its:   General Partner
                                                    /s/ Steven J. Tynan
                                                By:____________________
                                                Name: Steven J. Tynan
                                                Title: Principal